SHARE PURCHASE AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into effective this 27th day of April, 2009, by and between and among Pickford Minerals Inc., a Nevada corporation, ("Purchaser"), Novagen Solar (Canada) Ltd., a Canadian corporation ("Novagen"), and each of the undersigned shareholders of Novagen (collectively referred herein as "Shareholders").

                                    RECITALS

A. Shareholders are the legal and beneficial owners of 6,000,000 Common shares without par value in the capital of Novagen, such shares being all of the issued and outstanding voting shares in the capital of the Company; and

B. The Shareholders have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Shareholders all of the Shareholders' respective legal and beneficial interests in the shares in the capital of the Company on the terms and conditions as hereinafter set forth.

NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereto hereby covenant and agree as follows:

ARTICLE  1  -  INTERPRETATION

1.1     DEFINED  TERMS.

In this Agreement and in the schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

"AFFILIATE" of any person means any corporation which, directly or indirectly, is controlled by, controls or is under direct or indirect common control with such person;

"ARM'S LENGTH" will have the meaning ascribed to such term under the Income Tax Act, S.C. 1970-71-72, c. 63 (Canada);

"FINANCIAL STATEMENTS" means the unaudited financial statements of Novagen as at and for the period ended March 31, 2009, consisting of a balance sheet, an income statement, a statement of changes in financial position, and statement of retained earnings and deficit, a copy of which is attached hereto as Schedule A, all prepared in accordance with generally accepted accounting principles, consistently applied;

"STATEMENTS  DATE"  means  the  date  of  the  Financial  Statements;

"BUSINESS" means the business carried on by Novagen which primarily involves the sale of photovoltaic products;

"BUSINESS DAY" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in Toronto, Ontario;

"CLOSING DATE" means July 10, 2009, or such other date upon which the parties may agree;

"CLOSING TIME" means 9:00 p.m. in Toronto, Ontario, on the Closing Date or such other time on the Closing Date as the parties hereto may agree upon;

"CONDITION" of Novagen means the condition of the assets, liabilities, operations, activities, earnings, prospects, affairs or financial position of Novagen;

"CONTROL" means, with respect to any corporation, the ownership of more than 50% of the voting shares of that corporation, including any shares which are voting only upon the occurrence of a contingency where such contingency has occurred and is continuing;

"ENCUMBRANCES" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means the accounting principles so described and promulgated by the Canadian Institute of Chartered Accountants which are applicable as at the date on which any calculation made hereunder is to be effective or as at the date of any financial statements referred to herein, as the case may be;

"INTERIM PERIOD" means the period from and including the date of this Agreement to and including the Closing Date;

"LEASED  PREMISES"  means  all  premises  leased  by  Novagen  under the Leases;

"LICENCES" means all of the licences, registrations and qualifications to do business held by Novagen;

"PERSON" means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and any other form of entity or organization;

"PURCHASE PRICE" means the aggregate consideration paid by the Purchaser to the Shareholders for all of the Purchased Shares, as provided herein;

"PURCHASED SHARES" means all the issued and outstanding shares in the capital of Novagen being sold by the Shareholders and purchased by the Purchaser hereunder;

"WARRANTY CLAIM" means a claim made by either the Purchaser or the Shareholders based on or with respect to the inaccuracy or non-performance or non-fulfilment or breach of any representation or warranty made by the other party contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby.

1.2     BEST  OF  KNOWLEDGE.

Any reference herein to "the best of the knowledge" of the Shareholders will be deemed to mean the actual knowledge of the Shareholders and the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.3     SCHEDULES.

The schedules which are attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof.

1.4     CURRENCY.

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

1.5     CHOICE  OF  LAW  AND  ATTORNMENT.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties agree that the courts of the Province of Ontario will have exclusive jurisdiction to determine all disputes and claims arising between the parties.

1.6     INTERPRETATION  NOT  AFFECTED  BY  HEADINGS  OR  PARTY  DRAFTING.

The division of this Agreement into articles, sections, paragraphs, subsections and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the schedules hereto and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

1.7     NUMBER  AND  GENDER.

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a) words in the singular number include the plural and such words shall be construed as if the plural had been used;

(b) words in the plural include the singular and such words shall be construed as if the singular had been used, and

(c) words importing the use of any gender shall include all genders where the context or party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

1.8     TIME  OF  ESSENCE.

Time  shall  be  of  the  essence  hereof.

1.9     JOINT  AND  SEVERAL  OBLIGATIONS.

The  Shareholders'  obligations  hereunder  are  joint  and  several.

ARTICLE  2  -  PURCHASE  AND  SALE

2.1     PURCHASED  SHARES.

On the terms and subject to the fulfilment of the conditions hereof, the Vendors will sell, assign and transfer to the Purchaser, and the Purchaser will purchase and accept from the Shareholders, the Purchased Shares.

2.2     PURCHASE  PRICE.

The Purchase Price payable by the Purchaser to the Shareholders for the Purchased Shares will be the aggregate of 6,000,000 fully paid and non-assessable voting common shares in the capital stock of the Purchaser, at the price of $0.01 per share (the "Pickford Shares").

2.3     PAYMENT  OF  PURCHASE  PRICE.

The  Purchase  Price  will  be  paid  as  follows:

(1) At the Closing Time, Purchaser shall issue one fully paid and non-assessable common share in the capital stock of the Purchaser to each of the Shareholders in exchange for each of their shares of Novagen.

(2) Fahrinsland Capital LLC, as one of the Shareholders, shall have the right, but not the obligation, to receive a convertible debenture issued by the Purchaser in an amount equal to the aggregate price of the Pickford Shares to which it is entitled hereunder (the "Debenture"). The Debenture will be non-interest bearing, convertible at the rate of $0.01 per share at the option of the holder, and substantially in the form annexed hereto as Schedule H.

ARTICLE  3  -  REPRESENTATIONS  AND  WARRANTIES

3.1     REPRESENTATIONS  AND  WARRANTIES  BY  THE  SHAREHOLDERS.

The Shareholders hereby jointly and severally represent and warrant to the Purchaser as follows, and confirm that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Shares and the completion of the other transactions hereunder:

(1) CORPORATE AUTHORITY AND BINDING OBLIGATION. The Shareholders have good right, full corporate power and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased Shares to the Purchaser in the manner contemplated herein and to perform all of the Shareholders' obligations under this Agreement. Each of Novagen and the Shareholders and their respective shareholders and boards of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement and the sale and transfer of the Purchased Shares by the Shareholders to the Purchaser. This Agreement is a legal, valid and binding obligation of the Shareholders, enforceable against each of them in accordance with its terms subject to:

(a) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally, and

(b) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(2) NO OTHER PURCHASE AGREEMENTS. No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

(a) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of Novagen or any securities of Novagen;

(b)     the  purchase  from  the Shareholders of any of the Purchased Shares; or

(c) the purchase or other acquisition from Novagen of any of its undertaking, property or assets, other than in the ordinary course of the Business.

(3) CONTRACTUAL AND REGULATORY APPROVALS. Neither Novagen nor the Shareholders is under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by Novagen or the Shareholders:

(a) in connection with the execution, delivery or performance by the Shareholders or Novagen of this Agreement or the completion of any of the transactions contemplated herein;

(b) to avoid the loss of any permit, licence, certification or other authorization, or

(c) in order that the authority of Novagen to carry on the Business in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the closing of the transactions contemplated hereunder.

Complete and correct copies of any agreements under which Novagen or the Shareholders is obligated to request or obtain any such consent have been provided to the Purchaser.

(4)     STATUS,  CONSTATING  DOCUMENTS  AND  LICENCES.

(a) Novagen is a corporation duly incorporated and validly subsisting in all respects under the laws of Canada. Novagen is a "private company", as defined in the Securities Act, R.S.O. 1990, c.S.5 (Ontario). Novagen has all necessary corporate power to own its properties and to carry on its business as it is now being conducted.

(b) The articles, by-laws and other constating documents of Novagen, as amended to the date hereof, are listed in Schedule B attached hereto, and complete and correct copies of each of those documents have been delivered to the Purchaser.

(c) Novagen is duly licensed, registered and qualified as a corporation to do business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects, in each jurisdiction in which:

(i)     it  owns  or  leases  property,  or

(ii) the nature or conduct of its business or any part thereof, or the nature of the property of Novagen or any part thereof, makes such qualification necessary or desirable to enable the Business to be carried on as now conducted or to enable the property and assets of Novagen to be owned, leased and operated by it.

All of Novagen's Licences are listed in Schedule C attached hereto and are valid and subsisting. Complete and correct copies of the Licences have been delivered to the Purchaser. Novagen is in compliance with all terms and conditions of the Licences. There are no proceedings in progress, pending or, to the best of the knowledge of the Shareholders, threatened, which could result in the revocation, cancellation or suspension of any of the Licences.

(5) COMPLIANCE WITH CONSTATING DOCUMENTS, AGREEMENTS AND LAWS. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Shareholders and Novagen, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under, or cause the acceleration of any obligations of Novagen under:

(a) any term or provision of any of the articles, by-laws or other constating documents of Novagen;

(b) the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which the Novagen or the Shareholders is a party or by which either of them is bound; or

(c) any term or provision of any of the Licences or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Business is carried on.

(6) CORPORATE RECORDS. The corporate records and minute books of Novagen, all of which have been provided to the Purchaser, contain complete and accurate minutes of all meetings of the directors and shareholders of Novagen held since its incorporation, and original signed copies of all resolutions and by-laws duly passed or confirmed by the directors or shareholders of Novagen other than at a meeting. All such meetings were duly called and held. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of Novagen are complete and accurate. All exigible security transfer tax or similar tax payable in connection with the transfer of any securities of Novagen has been duly paid.

(7) AUTHORIZED AND ISSUED CAPITAL. The authorized capital of Novagen consists of an unlimited number of common shares and preferred shares, of which 6,000,000 common shares have been duly issued and are outstanding as fully paid and non-assessable shares. No shares or other securities of Novagen have been issued in violation of any laws, the articles of incorporation, by-laws or other constating documents of Novagen or the terms of any shareholders' agreement or any agreement to which Novagen is a party or by which it is bound. The Shareholders own all of the issued and outstanding shares of Novagen as the shareholder of record and as the beneficial owner, with good and marketable title thereto, free and clear of any and all Encumbrances.

(8)     SHAREHOLDERS'  AGREEMENTS, ETC.   There are no shareholders' agreements,
pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of Novagen.

(9)     FINANCIAL  STATEMENTS.

(a) The Financial Statements have been prepared in accordance with generally accepted accounting principles, are true, correct and complete in all material respects and present fairly the consolidated financial condition of Novagen as of March 31, 2009, including the consolidated assets and liabilities of Novagen as of March 31, 2009, and the consolidated revenues, expenses and results of the operations of Novagen for the fiscal year ended on March 31, 2009.

(b) The financial condition of Novagen is now at least as good as the financial condition reflected in the Financial Statements.

(10) FINANCIAL RECORDS. All material financial transactions of Novagen have been recorded in the financial books and records of Novagen in accordance with good business practice, and such financial books and records:

(a) accurately reflect in all material respects the basis for the financial condition and the revenues, expenses and results of operations of Novagen shown in the Financial Statements, and

(b) together with all disclosures made in this Agreement or in the Schedules hereto, present fairly in all material respects the financial condition and the revenues, expenses and results of the operations of Novagen as of and to the date hereof.

No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent upon any other person.

(11) LIABILITIES OF NOVAGEN. Except as listed in Schedule D, there are no liabilities (contingent or otherwise) of Novagen of any kind whatsoever, and there is no basis for assertion against Novagen of any liabilities of any kind, other than:

(a) liabilities disclosed or reflected in or provided for in the Financial Statements or the Interim Financial Statements;

(b) liabilities incurred since the Statements Date which were incurred in the ordinary course of the routine daily affairs of the Business and, in the aggregate, are not materially adverse to the Business, and

(c) other liabilities disclosed in this Agreement or in the schedules attached hereto.

(12) INDEBTEDNESS. Except as disclosed in the Financial Statements, Novagen has no bonds, debentures, mortgages, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance, and is not under any obligation to create or issue any bonds, debentures, mortgages, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance.

(13) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Statements Date, Novagen has not:

(a) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of the Business, none of which is materially adverse to Novagen;

(b) paid or satisfied any obligation or liability (fixed or contingent), except:

(i)     current  liabilities  included  in  the  Financial  Statements;

(ii) current liabilities incurred since the Statements Date in the ordinary course of the Business, and

(iii) scheduled payments pursuant to obligations under loan agreements or other contracts or commitments described in this Agreement or in the schedules hereto.

(c) created any Encumbrance upon any of its properties or assets, except as described in this Agreement or in the schedules hereto;

(d) sold, assigned, transferred, leased or otherwise disposed of any of its properties or assets, except in the ordinary course of the Business;

(e) purchased, leased or otherwise acquired any properties or assets, except in the ordinary course of the Business;

(f) waived, cancelled or written-off any rights, claims, accounts receivable or any amounts payable to Novagen, except in the ordinary course of the Business;

(g) entered into any transaction, contract, agreement or commitment, except in the ordinary course of the Business;

(h) terminated, discontinued, closed or disposed of any plant, facility or business operation;

(i) had any supplier terminate, or communicate to Novagen the intention or threat to terminate its relationship with Novagen, or the intention to substantially reduce the quantity of products or services it sells to Novagen, except in the case of suppliers whose sales to Novagen are not, in the aggregate, material to the Business or the Condition of Novagen;

(j) had any customer terminate, or communicate to Novagen the intention or threat to terminate, its relationship with Novagen, or the intention to substantially reduce the quantity of products or services it purchases from Novagen, or its dissatisfaction with the products or services sold by Novagen, except in the case of customers whose purchases from Novagen are not, in the aggregate, material to the Business or the Condition of Novagen;

(k) made any material change in the method of billing customers or the credit terms made available by Novagen to its customers;

(l) made any material change with respect to any method of management, operation or accounting in respect of the Business;

(m) suffered any damage, destruction or loss (whether or not covered by insurance) which has materially adversely affected or could materially adversely affect the Business or the Condition of Novagen;

(n) increased any form of compensation or other benefits payable or to become payable to any of the employees of Novagen, except increases made in the ordinary course of the Business which do not exceed five per cent, in the aggregate, of the amount of the aggregate salary compensation payable to all of Novagen's employees prior to such increase;

(o)     suffered  any  extraordinary  loss  relating  to  the  Business;

(p) made or incurred any material change in, or become aware of any event or condition which is likely to result in a material change in, the Business or the Condition of Novagen or its relationships with its customers, suppliers or employees, or

(q) authorized, agreed or otherwise become committed to do any of the foregoing.

(14) COMMITMENTS FOR CAPITAL EXPENDITURES. Novagen is not committed to make any capital expenditures, nor have any capital expenditures been authorized by Novagen at any time since the Statements Date, except for capital expenditures made in the ordinary course of the routine daily affairs of the Business which, in the aggregate, do not exceed $1,000.

(15) DIVIDENDS AND DISTRIBUTIONS. Since the Statements Date, Novagen has not declared or paid any dividend or made any other distribution on any of its shares of any class, or redeemed or purchased or otherwise acquired any of its shares of any class, or reduced its authorized capital or issued capital, or agreed to any of the foregoing.

(16)     TAX  MATTERS.

(a) For purposes of this Agreement, the term "Governmental Charges" means and includes all taxes, customs duties, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any federal, provincial, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign.

(b) Novagen has duly and on a timely basis prepared and filed all tax returns and other documents required to be filed by it in respect of all Governmental Charges and such returns and documents are complete and correct. Complete and correct copies of all such returns and other documents filed in respect of the three fiscal years of Novagen ending prior to the date hereof have been provided to the Purchaser.

(c) Novagen has paid all Governmental Charges which are due and payable by it on or before the date hereof. Adequate provision was made in the Financial Statements for all Governmental Charges for the periods covered by the Financial Statements, respectively. Novagen has no liability for Governmental Charges other than those provided for in the Financial Statements and those arising in the ordinary course of the operation of the Business since the Statements Date.

(d) Canadian federal and provincial income tax assessments have been issued to Novagen covering all past periods up to and including the fiscal year ended March 31, 2009. There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the best of the knowledge of the Shareholders, threatened against Novagen in respect of Governmental Charges.

(e) There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return or other document or the payment of any Governmental Charges by Novagen or the period for any assessment or reassessment of Governmental Charges. Only the fiscal years of Novagen subsequent to March 31, 2009 remain open for reassessment for additional taxes.

(f) Novagen has withheld from each amount paid or credited to any person the amount of Governmental Charges required to be withheld therefrom and has remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation.

(17) LITIGATION. There are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of Novagen or the Shareholders) pending or, to the best of the knowledge of the Shareholders, threatened, by or against or affecting Novagen, at law or in equity, or before or by any court or any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

(18) TITLE TO ASSETS. Novagen is the owner of and has good and marketable title to all of its properties and assets, including, without limitation, all properties and assets reflected in the Financial Statements and all properties and assets acquired by Novagen after the Statements Date, free and clear of all Encumbrances whatsoever, except for:

(a) the properties and assets disposed of, utilized or consumed by Novagen since the Statements Date in the ordinary course of the Business;

(b) the Encumbrances disclosed or reflected in the Financial Statements or the Interim Financial Statements; and

(c)     liens  for  taxes  not  yet  due  and  payable.

No other person owns any assets which are being used in the Business, except for the Leased Premises and personal property leased by Novagen. There are no agreements or commitments to purchase property or assets by Novagen, other than in the ordinary course of the Business.

(20) DEPOSIT ACCOUNTS AND SAFE DEPOSIT BOXES OF NOVAGEN. Novagen does not have any deposit accounts or safe deposit boxes.

(21) SUBSIDIARIES AND OTHER INTERESTS. Novagen has no subsidiaries and does not own any securities issued by, or any equity or ownership interest in, any other person. Novagen is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any person.

(22) PARTNERSHIPS OR JOINT VENTURES. Novagen is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which Novagen agrees to carry on any part of the Business or any other activity in such manner or by which Novagen agrees to share any revenue or profit with any other person.

(23) RESTRICTIONS ON DOING BUSINESS. Novagen is not a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any person or in any geographical area or otherwise to conduct the Business as Novagen may determine. Novagen is not subject to any legislation or any judgment, order or requirement of any court or governmental authority which is not of general application to persons carrying on a business similar to the Business. To the best of the knowledge of the Shareholders, there are no facts or circumstances which could materially adversely affect the ability of Novagen to continue to operate the Business as presently conducted following the completion of the transactions contemplated by this Agreement.

(24)     GUARANTEES,  WARRANTIES  AND  DISCOUNTS.

(a) Novagen is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person;

(b) Novagen has not given any guarantee or warranty in respect of any of the products sold or the services provided by it, except warranties made in the ordinary course of the Business and in the form of Novagen's standard written warranty, a copy of which has been provided to the Purchaser, and except for warranties implied by law;

(c) during each of the three fiscal years of Novagen ended immediately preceding the date hereof, no claims have been made against Novagen for breach of warranty or contract requirement or negligence or for a price adjustment or other concession in respect of any defect in or failure to perform or deliver any products, services or work which had, in any such year, an aggregate cost exceeding $[amount];

(d) there are no repair contracts or maintenance obligations of Novagen in favour of the customers or users of products of the Business, except obligations incurred in the ordinary course of the Business and in accordance with Novagen's standard terms, a copy of which has been provided to the Purchaser;

(e) Novagen is not now subject to any agreement or commitment, and Novagen has not, within three years prior to the date hereof, entered into any agreement with or made any commitment to any customer of the Business which would require Novagen to repurchase any products sold to such customers or to adjust any price or grant any refund, discount or other concession to such customer, and

(f) Novagen is not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with its suppliers or customers.

(25) LICENCES, AGENCY AND DISTRIBUTION AGREEMENTS. Schedule E attached hereto lists all agreements to which Novagen is a party or by which it is bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other property has been granted, licensed or otherwise provided to Novagen or by Novagen to any other person, or under which Novagen has been appointed or any person has been appointed by Novagen as an agent, distributor, licensee or franchisee for any of the foregoing. Complete and correct copies of all of the agreements listed in Schedule E have been provided to the Purchaser. None of the agreements listed in Schedule E grant to any person any authority to incur any liability or obligation or to enter into any agreement on behalf of Novagen.

(26) OUTSTANDING AGREEMENTS. Novagen is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, except for:

(a) any contract, lease or agreement described or referred to in this Agreement or in the schedules hereto;

(b) any contract, lease or agreement made in the ordinary course of the routine daily affairs of the Business under which Novagen has a financial obligation of less than $1,000 per annum and which can be terminated by Novagen without payment of any damages, penalty or other amount by giving not more than 30 days notice, and

(c) the contracts, leases and agreements described in Schedule F attached hereto.

Complete and correct copies of each of the contracts, leases and agreements described in Schedule F have been provided to the Purchaser.

(27) GOOD STANDING OF AGREEMENTS. Novagen is not in default or breach of any of its obligations under any one or more contracts, agreements (written or oral), commitments, indentures or other instruments to which it is a party or by which it is bound and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. All such contracts, agreements, commitments, indentures and other instruments are now in good standing and in full force and effect without amendment thereto, Novagen is entitled to all benefits thereunder and, to the best of the knowledge of the Shareholders, the other parties to such contracts, agreements, commitments, indentures and other instruments are not in default or breach of any of their obligations thereunder. There are no contracts, agreements, commitments, indentures or other instruments under which Novagen's rights or the performance of its obligations are dependent upon or supported by the guarantee of or any security provided by any other person.

(28)     EMPLOYEES.  Novagen  does  not  have, and has never had, any employees.

(29) EMPLOYMENT AGREEMENTS. Novagen is not a party to any written or oral employment, service or consulting agreement relating to any one or more persons, except for oral employment agreements which are of indefinite term and without any special arrangements or commitments with respect to the continuation of employment or payment of any particular amount upon termination of employment. Novagen does not have any employee who cannot be dismissed upon such period of notice as is required by law in respect of a contract of hire for an indefinite term.

(30) GOVERNMENT ASSISTANCE. Schedule G attached hereto describes all agreements, loans, other funding arrangements and assistance programs (collectively called "Government Assistance Programs") which are outstanding in favour of Novagen from any federal, provincial, municipal or other government or governmental agency, board, commission or authority, domestic or foreign (collectively called "Government Agencies"). Complete and correct copies of all documents relating to the Government Assistance Programs have been delivered to the Purchaser. Novagen has performed all of its obligations under the Government Assistance Programs, and no basis exists for any Government Agencies to seek payment or repayment by Novagen of any amount or benefit received by it under any Government Assistance Programs.

(31) COMPLIANCE WITH LAWS. Novagen is not in violation of any federal, provincial, municipal or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign.

(32) COPIES OF DOCUMENTS. Complete and correct copies (including all amendments) of all contracts, leases and other documents referred to in this Agreement or any schedule hereto or required to be disclosed hereby have been delivered to the Purchaser.

(33) DISCLOSURE. No representation or warranty contained in this section 3.1, and no statement contained in any schedule, certificate, list, summary or other disclosure document provided or to be provided to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

3.2     REPRESENTATIONS  AND  WARRANTIES  BY  THE  PURCHASER.

The Purchaser hereby represents and warrants to the Shareholders as follows, and confirms that the Shareholders are relying upon the accuracy of each of such representations and warranties in connection with the sale of the Purchased Shares and the completion of the other transactions hereunder:

(1) CORPORATE AUTHORITY AND BINDING OBLIGATION. The Purchaser is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. The Purchaser has good right, full corporate power and absolute authority to enter into this Agreement and to purchase the Purchased Shares from the Shareholders in the manner contemplated herein and to perform all of the Purchaser's obligations under this Agreement. The Purchaser and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of, this Agreement and the purchase of the Purchased Shares by the Purchaser from the Shareholders. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms subject to:

(a) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally, and

(b) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(2) CONTRACTUAL AND REGULATORY APPROVALS. The Purchaser is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement or the completion of any of the transactions contemplated herein. Complete and correct copies of any agreements under which the Purchaser is obligated to request or obtain any such consent have been provided to the Shareholders.

(3) COMPLIANCE WITH CONSTATING DOCUMENTS, AGREEMENTS AND LAWS. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Purchaser, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

(a) any term or provision of any of the articles, by-laws or other constating documents of the Purchaser;

(b) the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Purchaser is a party or by which it is bound, or

(c) any term or provision of any licenses, registrations or qualification of the Purchaser or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

(4) SUFFICIENT WORKING CAPITAL. The Purchaser represents and warrants that as of the date of the execution of this Agreement it will have sufficient cash and working capital to continue business in the ordinary course for a minimum of six months.

ARTICLE  4  -  SURVIVAL  AND  LIMITATIONS  OF  REPRESENTATIONS  AND  WARRANTIES

4.1     SURVIVAL  OF  WARRANTIES  BY  THE  SHAREHOLDERS.

The representations and warranties made by the Shareholders and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Purchased Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Purchaser or any other person or any knowledge of the Purchaser or any other person, shall continue in full force and effect for the benefit of the Purchaser, subject to the following provisions of this section.

(1) Except as provided in (b) and (c) of this section, no Warranty Claim may be made or brought by the Purchaser after the date which is six years following the Closing Date.

(2) Any Warranty Claim which is based upon or relates to the tax liability of Novagen for a particular taxation year may be made or brought by the Purchaser at any time prior to the expiration of the period (if any) during which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties in respect of such taxation year under applicable tax legislation could be issued, assuming that Novagen does not file any waiver or similar document extending such period as otherwise determined.

(3) Any Warranty Claim which is based upon or relates to the title to the Purchased Shares or which is based upon intentional misrepresentation or fraud by the Shareholders may be made or brought by the Purchaser at any time.

After the expiration of the period of time referred to in (a) of this section, the Shareholders will be released from all obligations and liabilities in respect of the representations and warranties made by the Shareholders and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby, except with respect to any Warranty Claims made by the Purchaser in writing prior to the expiration of such period and subject to the rights of the Purchaser to make any claim permitted by
(b)  and  or  (c)  of  this  section.

4.2     SURVIVAL  OF  WARRANTIES  BY  PURCHASER.

The representations and warranties made by the Purchaser and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the closing of the purchase and sale of the Purchased Shares provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Shareholders or any other person or any knowledge of the Shareholders or any other person, shall continue in full force and effect for the benefit of the Shareholders; provided that no Warranty Claim may be made or brought by the Shareholders after the date which is six years following the Closing Date.

4.3     WARRANTY  CLAIMS

(1) The Purchaser may not make a Warranty Claim if the Purchaser has been advised in writing or otherwise has actual knowledge prior to the Closing Time of the inaccuracy, non-performance, non-fulfilment or breach which is the basis for such Warranty Claim and the Purchaser completes the transactions hereunder notwithstanding such inaccuracy, non-performance, non-fulfilment or breach.

(2) The amount of any damages which may be claimed by the Purchaser pursuant to a Warranty Claim shall be calculated to be the cost or loss to the Purchaser after giving effect to:

(i) any insurance proceeds available to Novagen in relation to the matter which is the subject of the Warranty Claim, and

(ii) the value of any related, determinable tax benefits realized, or which will (with reasonable certainty) be realized within a one year period following the date of incurring such cost or loss, by Novagen or the Purchaser in relation to the matter which is the subject of the Warranty Claim.

ARTICLE  5  -  COVENANTS

5.1     COVENANTS  BY  THE  SHAREHOLDERS.

The Shareholders covenant to the Purchaser that they will do or cause to be done the following:

(1) INVESTIGATION OF BUSINESS AND EXAMINATION OF DOCUMENTS. During the Interim Period, the Shareholders will provide and will cause Novagen to provide access to, and will permit the Purchaser, through its representatives, to make such investigation of, the operations, properties, assets and records of Novagen and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such operations, properties, assets, records and other matters. Such investigations and inspections shall not mitigate or affect the representations and warranties of the Shareholders hereunder, which shall continue in full force and effect.

(2) CONDUCT OF BUSINESS. Except as contemplated by this agreement or with the prior written consent of the Purchaser, during the Interim Period the Shareholders will, and will cause Novagen to:

(a) operate the Business only in the ordinary course thereof, consistent with past practices;

(b) take all actions within their control to ensure that the representations and warranties in section 3.1 hereof remain true and correct at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of the Closing Time, and to satisfy or cause to be satisfied the conditions in section 6.1 hereof;

(c) promptly advise the Purchaser of any facts that come to their attention which would cause any of the Shareholders' representations and warranties herein contained to be untrue in any respect;

(d) take all action to preserve the Business and the goodwill of Novagen and its relationships with customers, suppliers and others having business dealings with it, to keep available the services of its present officers and employees and to maintain in full force and effect all agreements to which Novagen is a party, and take all other action reasonably requested by the Purchaser in order that the Business and the Condition of Novagen will not be impaired during the Interim Period;

(e) promptly advise the Purchaser in writing of any material adverse change in the Business or the Condition of Novagen during the Interim Period;

(f) maintain all of Novagen's tangible properties and assets in the same condition as they now exist, ordinary wear and tear excepted;

(g) maintain the books, records and accounts of Novagen in the ordinary course and record all transactions on a basis consistent with past practice;

(h) ensure that Novagen does not create, incur or assume any long-term debt (including obligations in respect of leases) or create any Encumbrance upon any of its properties or assets or guarantee or otherwise become liable for the obligations of any other person or make any loans or advances to any person;

(i) ensure that Novagen does not sell or otherwise dispose of any of its properties or assets except in the ordinary course of the Business;

(j) ensure that Novagen does not terminate or waive any right of substantial value of the Business;

(k) ensure that Novagen does not make any capital expenditure in excess of $1,000 in respect of any particular item or in excess of $5,000 in the aggregate;

(l) maintain the inventories of the Business in accordance with past practice;

(m)     keep  in  full  force  all  of  Novagen's  current  insurance  policies;

(n) take all actions within their control to ensure that Novagen performs all of its obligations falling due during the Interim Period under all agreements to which Novagen is a party or by which it is bound;

(o) ensure that Novagen does not enter into any agreement other than agreements made in the ordinary course of the Business consistent with past practice and which involve obligations of less than $1,000;

(p) not take any action to amend the articles of incorporation or by-laws of Novagen;

(q) ensure that Novagen does not declare or pay any dividends, redeem or repurchase any shares in the capital of Novagen or make any other distributions in respect of the shares of Novagen, and

(r) ensure that Novagen does not increase, in any manner, the compensation or employee benefits of any of its directors, officers or employees, or pay or agree to pay to any of its directors, officers or employees any pension, severance or termination amount or other employee benefit not required by any of the employee benefit plans and programs referred to in the schedules attached hereto.

(3) TRANSFER OF PURCHASED SHARES. At or before the Closing Time, the Shareholders will cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Shares to be duly and regularly transferred to the Purchaser.

5.2     COVENANTS  BY  THE  PURCHASER.

The Purchaser covenants to the Shareholders that it will do or cause to be done the following:

(1) CONFIDENTIALITY. Prior to the Closing Time and, if the transaction contemplated hereby is not completed, at all times after the Closing Time, the Purchaser will keep confidential all information obtained by it relating to Novagen and the Business, except such information which:

(a) prior to the date hereof was already in the possession of the Purchaser, as demonstrated by written records;

(b) is generally available to the public, other than as a result of a disclosure by the Purchaser, or

(c) is made available to the Purchaser on a non-confidential basis from a source other than the Shareholders or their representatives.

The Purchaser further agrees that such information will be disclosed only to those of its employees and representatives of its advisors who need to know such information for the purposes of evaluating and implementing the transaction contemplated hereby. Notwithstanding the foregoing provisions of this paragraph, the obligation to maintain the confidentiality of such information will not apply to the extent that disclosure of such information is required in connection with governmental or other applicable filings relating to the transactions hereunder, provided that, in such case, unless the Shareholders otherwise agree, the Purchaser will, if possible, request confidentiality in respect of such governmental or other filings. If the transactions contemplated hereby are not consummated for any reason, the Purchaser will return forthwith, without retaining any copies thereof, all information and documents obtained from the Shareholders and Novagen.

ARTICLE  6  -  CONDITIONS

6.1     CONDITIONS  TO  THE  OBLIGATIONS  OF  THE  PURCHASER.

Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and Novagen and the Shareholders jointly and severally covenant to use their best efforts to ensure that such conditions are fulfilled.

(1) ACCURACY OF REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF COVENANTS. The representations and warranties of the Shareholders contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or in any schedule or other document made pursuant hereto is given). In addition, the Shareholders shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time.

(2) MATERIAL ADVERSE CHANGES. During the Interim Period there will have been no change in the Business or the Condition of Novagen, howsoever arising, except changes which have occurred in the ordinary course of the Business and which, individually or in the aggregate, have not affected and may not affect the Business or the Condition of Novagen in any material adverse respect.
Without  limiting  the  generality  of the foregoing, during the Interim Period:

(a) no damage to or destruction of any material part of the property or assets of Novagen shall have occurred, whether or not covered by insurance;

(b) none of the employees of Novagen shall have resigned or have indicated their intention to resign from employment with Novagen, and

(c) none of the ten largest customers of the Business will have ceased, or advised Novagen or the Purchaser of their intention to cease, purchasing from or doing business with Novagen.

(3) NO RESTRAINING PROCEEDINGS. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling:

(a) to disallow, enjoin, prohibit or impose any limitations or conditions on the purchase and sale of the Purchased Shares contemplated hereby or the right of the Purchaser to own the Purchased Shares, or

(b) to impose any limitations or conditions which may have a material adverse effect on the Business or the Condition of Novagen.

6.2     WAIVER  OR  TERMINATION  BY  PURCHASER.

The conditions contained in section 6.1 hereof are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. The Shareholders acknowledge that the waiver by the Purchaser of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Shareholders herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in section 6.1 hereof are not fulfilled or complied with as herein provided, the Purchaser may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Shareholders and in such event the Purchaser shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Shareholders or Novagen, then the Shareholders shall also be released from all obligations hereunder.

6.3     CONDITIONS  TO  THE  OBLIGATIONS  OF  THE  SHAREHOLDERS.

Notwithstanding anything herein contained, the obligations of the Shareholders to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Purchaser will use its best efforts to ensure that such conditions are fulfilled.

(1) ACCURACY OF REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF COVENANTS. The representations and warranties of the Purchaser contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or any such schedule or other document made pursuant hereto is given). In addition, the Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Time.

(2) NO RESTRAINING PROCEEDINGS. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Shareholders, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the Purchased Shares contemplated hereby.

(3) CONSENTS. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained.

(4) RELEASES FROM GUARANTEES, ETC. The Shareholders and their Affiliates will have received releases from all necessary parties, in a form acceptable to the Shareholders' counsel, whereby the Shareholders and their Affiliates are unconditionally released from all guarantees, covenants and other arrangements providing financial assistance or support to or on behalf of Novagen.

(5) FINANCING. Purchaser will have secured debt financing of $200,000 USD prior to the Closing Date. This condition is solely for the benefit of the Purchaser and may be waived by it at any time.

6.4     WAIVER  OR  TERMINATION  BY  SHAREHOLDERS.

The conditions contained in section 6.3 hereof are inserted for the exclusive benefit of the Shareholders and may be waived in whole or in part by the Shareholders at any time. The Purchaser acknowledges that the waiver by the Shareholders of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in section 6.3 hereof are not fulfilled or complied with as herein provided, the Shareholders may, at or prior to the Closing Time at their option, rescind this Agreement by notice in writing to the Purchaser and in such event the Shareholders shall each be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser, then the Purchaser shall also be released from all obligations hereunder.

ARTICLE  7  -  CLOSING

7.1     CLOSING  ARRANGEMENTS.

Subject to the terms and conditions hereof, the transactions contemplated herein shall be closed at the Closing Time at such place or places as may be mutually agreed upon by the Shareholders and the Purchaser.

7.2     DOCUMENTS  TO  BE  DELIVERED.

At or before the Closing Time, the Shareholders shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the Shareholders pursuant to the provisions of this Agreement, and the Purchaser shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Shareholders all cheques or bank drafts and all documents, instruments and things which the Purchaser is to deliver or to cause to be delivered pursuant to the provisions of this Agreement.

ARTICLE  8  -  INDEMNIFICATION  AND  SET-OFF

8.1     INDEMNITY  BY  THE  SHAREHOLDERS.

(1) The Shareholders hereby jointly and severally agree to indemnify and save the Purchaser harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Purchaser or which the Purchaser may suffer or incur as a result of, in respect of or arising out of:

(a) any non-performance or non-fulfilment of any covenant or agreement on the part of the Shareholders contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby;

(b) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Shareholders contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, and

(c) all costs and expenses including, without limitation, legal fees on a solicitor-and-client basis, incidental to or in respect of the foregoing.

(2) The obligations of indemnification by the Shareholders pursuant to paragraph (1) of this section will be:

(a) subject to the limitations referred to in section 4.1 hereof with respect to the survival of the representations and warranties by the Shareholders; and

(b)     subject  to  the  provisions  of  section  8.2  hereof.

8.2     PROVISIONS  RELATING  TO  INDEMNITY  CLAIMS.

The following provisions will apply to any claim by the Purchaser for indemnification by the Shareholders pursuant to section 8.1 hereof (hereinafter, in this section, called an "Indemnity Claim").

(a) Promptly after becoming aware of any matter that may give rise to an Indemnity Claim, the Purchaser will provide to the Shareholders written notice of the Indemnity Claim specifying (to the extent that information is available) the factual basis for the Indemnity Claim and the amount of the Indemnity Claim or, if an amount is not then determinable, an estimate of the amount of the Indemnity Claim, if an estimate is feasible in the circumstances.

(b) If an Indemnity Claim relates to an alleged liability of Novagen to any other person (hereinafter, in this section, called a "Third Party Liability"), including without limitation any governmental or regulatory body or any taxing authority, which is of a nature such that Novagen is required by applicable law to make a payment to a third party before the relevant procedure for challenging the existence or quantum of the alleged liability can be implemented or completed, then Novagen or the Purchaser may, notwithstanding the provisions of paragraphs (c) and (d) of this section, make such payment or cause Novagen to make such payment and forthwith demand reimbursement for such payment from the Shareholders in accordance with this Agreement; provided that, if the alleged liability to the third party as finally determined upon completion of settlement negotiations or related legal proceedings is less than the amount which is paid by the Shareholders in respect of the related Indemnity Claim, then Novagen or the Purchaser, as the case may be, shall forthwith following the final determination pay to the Shareholders the amount by which the amount of the liability as finally determined is less than the amount which is so paid by the Shareholders.

(c) The Purchaser shall not negotiate, settle, compromise or pay (except in the case of payment of a judgment) any Third Party Liability as to which it proposes to assert an Indemnity Claim, except with the prior consent of the Shareholders (which consent shall not be unreasonably withheld or delayed), unless there is a reasonable possibility that such Third Party Liability may materially and adversely affect the Business, the Condition of Novagen or the Purchaser, in which case the Purchaser shall have the right, after notifying the Shareholders, to negotiate, settle, compromise or pay such Third Party Liability without prejudice to its rights of indemnification hereunder.

(d) With respect to any Third Party Liability, provided the Shareholders first admit the Purchaser's right to indemnification for the amount of such Third Party Liability which may at any time be determined or settled, then in any legal, administrative or other proceedings in connection with the matters forming the basis of the Third Party Liability, the following procedures will apply:

(i) except as contemplated by subparagraph (iii) of this paragraph, the Shareholders will have the right to assume carriage of the compromise or settlement of the Third Party Liability and the conduct of any related legal, administrative or other proceedings, but the Purchaser and Novagen shall have the right and shall be given the opportunity to participate in the defence of the Third Party Liability, to consult with the Shareholders in the settlement of the Third Party Liability and the conduct of related legal, administrative and other proceedings (including consultation with counsel) and to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Shareholders and the Purchaser shall be retained by the Shareholders;

(ii) the Shareholders will co-operate with the Purchaser in relation to the Third Party Liability, will keep it fully advised with respect thereto, will provide it with copies of all relevant documentation as it becomes available, will provide it with access to all records and files relating to the defence of the Third Party Liability and will meet with representatives of the Purchaser at all reasonable times to discuss the Third Party Liability, and

(iii) notwithstanding subparagraphs (i) and (ii) of this paragraph, the Shareholders will not settle the Third Party Liability or conduct any legal, administrative or other proceedings in any manner which could, in the reasonable opinion of the Purchaser, have a material adverse effect on the Business, the Condition of Novagen or the Purchaser, except with the prior written consent of the Purchaser.

(e) If, with respect to any Third Party Liability, the Shareholders do not admit the Purchaser's right to indemnification or decline to assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability, then the following provisions will apply:

(i) the Purchaser, at its discretion, may assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability and may defend or settle the Third Party Liability on such terms as the Purchaser, acting in good faith, considers advisable, and

(ii) any cost, loss, damage or expense incurred or suffered by the Purchaser and Novagen in the settlement of such Third Party Liability or the conduct of any legal, administrative or other proceedings shall be added to the amount of the Indemnity Claim.

8.3     RIGHT  OF  SET-OFF.

Each of the Purchaser and Novagen shall have the right to satisfy any amount from time to time owing by it to the Shareholders by way of set-off against any amount from time to time owing by the Shareholders to the Purchaser or Novagen, including any amount owing to the Purchaser pursuant to the Shareholders' indemnification pursuant to section 8.1 hereof.

ARTICLE  9  -  GENERAL  PROVISIONS

9.1     FURTHER  ASSURANCES.

Each of the Shareholders and the Purchaser hereby covenants and agrees that at any time and from time to time after the Closing Date it will, upon the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement. Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

9.3     COUNTERPARTS.

This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

9.4     EXPENSES  OF  PARTIES.

Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement.

9.5     ANNOUNCEMENTS.

No announcement with respect to this Agreement will be made by any party hereto without the prior approval of the other parties. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure.

9.6     ASSIGNMENT.

The rights of the Shareholders hereunder shall not be assignable without the expressed written consent of the Purchaser. The rights of the Purchaser hereunder shall not be assignable without the written consent of the Shareholders.

9.7     SUCCESSORS  AND  ASSIGNS.

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.8     ENTIRE  AGREEMENT.

This Agreement and the schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the schedules, documents and instruments to be delivered on or before the Closing Date, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such schedules, documents or instruments.

9.9     WAIVER.

Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing Time provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

9.10     AMENDMENTS.

No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement under seal as of the day and year first written above.

PURCHASER:                            Pickford  Minerals  Inc.
                                  by: /s/Fidel Thomas
                                      Fidel Thomas
                                      President

NOVAGEN:                              Novagen Solar (Canada) Ltd.
                                  by:/s/Thomas Mills
                                     Thomas  Mills
                                     President

SHAREHOLDERS:

                                     /s/Thomas Mills
                                     Thomas  Mills

                                     Fahrinsland  Capital  LLC
                                  by:/s/Erik Ihl
                                     Authorized  Signatory

                                     Aberfoyle  Investments  LP
                                  by:/s/Erik Ihl
                                     Authorized  Signatory

                                     Moneris  Corporate  Services  Ltd.
                                  by:/s/Gisela Mills
                                     Authorized  Signatory

                                     /s/Gisela Mills
                                     Gisela  Mills

                                     /s/Erik Ihl
                                     Erik  Ihl